                                                                  EXHIBIT (m)(4)

                              AMENDED AND RESTATED
                       MASTER DISTRIBUTION AND INDIVIDUAL
                            SHAREHOLDER SERVICES PLAN

                        AMERICAN CENTURY MUNICIPAL TRUST
                                 (THE "ISSUER")
                                  Advisor Class

SECTION 1.   DISTRIBUTION FEES

a.   DISTRIBUTION FEE. For purposes of paying costs and expenses incurred in providing the services set forth in Section 2 below, the series of the
     Issuer identified on SCHEDULE A (the "Funds") shall pay the investment adviser engaged by the Funds (the "Advisor"), as paying agent for the
     Funds, a fee equal to 25 basis points (0.25%) per annum of the average daily net assets of the shares of the Funds' Advisor Class of shares (the
     "Distribution Fee").

b.   APPLICABILITY TO NEW FUNDS. If the Issuer desires to add additional funds to the Plan, whether currently existing or created in the future (a "New
     Fund"), and the Issuer's Board of Trustees (the "Board") has approved the
     Plan for such New Fund as in the manner set forth in Section 4 of this
     Plan, as well as by the then-sole shareholder of the Advisor Class shares of such New Fund (if required by the Investment Company Act of 1940 (the
     "1940 Act") or rules promulgated under the 1940 Act), this Plan may be amended to provide that such New Fund will become subject to this Plan and will pay the Distribution Fee set forth in Section 1(a) above, unless the
     Board specifies otherwise. After the adoption of this Plan by the Board with respect to the Advisor Class of shares of the New Fund, the term
     "Funds" under this Plan shall thereafter be deemed to include such New
     Fund.

c.   CALCULATION AND ASSESSMENT. Distribution Fees under this Plan will be calculated and accrued daily by each Fund and paid to the Advisor monthly or at such other intervals as the Issuer and the Advisor may agree.

SECTION 2.   DISTRIBUTION SERVICES

a.   The Advisor shall use the Distribution Fee set forth in Section 1(a) of this Plan to pay for services in connection with any activities undertaken or expenses incurred by the distributor of the Funds' shares (the
     "Distributor") or its affiliates primarily intended to result in the sale of Advisor Class shares of the Funds, which services may include, but are not limited to, (A) the payment of sales commissions, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Advisor Class shares of the Funds pursuant to Selling Agreements;
     (B) compensation to registered representatives or other employees of
     Distributor who engage in or support distribution of the Funds' Advisor
     Class shares; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D) printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G)
     provision of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and selecting dividend and other account options; (J) provision of other reasonable assistance in connection with the distribution of Fund shares; (K) organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) payment of
     "service fees", as contemplated by the Conduct Rules of the National
     Association of Securities Dealers, Inc. ("NASD") and (N) such other distribution and service activities as the Issuer determines may be paid for by the Issuer pursuant to the terms of this Plan and in accordance with
     Rule 12b-1 of the 1940 Act.

b.   For purposes of the Plan, "service fees", also sometimes referred to as
     Individual Shareholder Services, shall mean payments in connection with the provision of personal, continuing services to investors in each Fund and/or the maintenance of shareholder accounts, EXCLUDING (i) transfer agent and sub-transfer agent services for beneficial owners of a Fund's Advisor Class shares, (ii) aggregating and processing purchase and redemption orders,
     (iii) providing beneficial owners with account statements, (iv) processing dividend payments, (v) providing sub-accounting services for Advisor Class shares held beneficially, (vi) forwarding shareholder communications to beneficial owners, and (vii) receiving, tabulating and transmitting proxies executed by beneficial owners; PROVIDED, HOWEVER, that if the NASD adopts a definition of "service fees" for purposes of Rule 2830 of the Conduct Rules of the NASD (or any successor to such rule) that differs from the definition of "service fees" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service fees" in this Section shall be automatically amended, without further action of the parties, to conform to such NASD definition. Overhead and other expenses of Distributor related to its service activities, including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

SECTION 3.   EFFECTIVENESS

This Plan has been approved by the vote of both (a) the Board and (b) a majority of those members of the Board who are not "interested persons" as defined in the
1940 Act (the "Independent Members"), and initially became effective on July 29,
2005.

SECTION 4.   TERM

This Plan will continue in full force and effect for a period of one year from the date hereof, and for successive periods of up to one year thereafter, provided that each such continuance is approved by a majority of (a) the Board, and (b) the Independent Trustees.

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SECTION 5.   REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act. The Advisor shall provide to the Issuer's Board, and the Independent
Members will review and approve in exercise of their fiduciary duties, at least quarterly, a written report of the amounts expended under this Plan by the
Advisor with respect to the Advisor Class shares of each Fund and such other information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 6.   TERMINATION

This Plan may be terminated without penalty at any time with respect to the
Advisor Class shares of any Fund by the vote of a majority of the Board, by the vote of a majority of the Independent Members, or by the vote of a majority of the outstanding shares of the Advisor Class of that Fund. Termination of the
Plan with respect to the Advisor Class shares of one Fund will not affect the continued effectiveness of this Plan with respect to the Advisor Class shares of any other Fund.

SECTION 7.   AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is authorized to pay under Section 1 hereof unless such amendment is approved in the manner provided for in Section 4 hereof, and such amendment is further approved by a majority of the outstanding shares of the Fund's Advisor
Class, and no other material amendment to the Plan will be made unless approved in the manner provided for approval and annual renewal in Section 4 hereof.

SECTION 8.   RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments thereto)
and any related agreements and all reports made pursuant to Section 5 hereof for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

IN WITNESS WHEREOF, the Issuer has executed this Plan as of September 4, 2007.

                                       AMERICAN CENTURY MUNICIPAL TRUST

                                       By: /s/ Charles A. Etherington
                                          --------------------------------------
                                          Charles A. Etherington
                                          Senior Vice President

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                                   SCHEDULE A

                       FUNDS OFFERING ADVISOR CLASS SHARES

FUND                                                     DATE PLAN ADOPTED
----                                                     -----------------
AMERICAN CENTURY MUNICIPAL TRUST
>>    Tax-Free Bond Fund                                 July 29, 2005

                                      A-1